UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          February 27, 2006
OHIO LEGACY CORP
(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 263-1955
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Letter of Resignation

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Registrant received notice on February 23rd, 2006, that Michael D. Meenan resigned as a Director of Registrant effective that date. Mr. Meenan served on the Registrant’s Audit and Compliance Committee and chaired its Corporate Governance Committee. The reasons stated for Mr. Meenan’s resignation appear in the written resignation filed as an exhibit to this 8k.
     The Registrant intended to have D. Michael Kramer stand for election at the company’s annual shareholders meeting as a Class I Director and serve for a three year term. As a result of the resignation of Mr. Meenan, the Registrant now intends that Mr. Kramer will stand for election at the annual meeting of Shareholders to be held on April 27th, 2006, as a Class III Director and fill Mr. Meenan’s unexpired term. It is expected that Mr. Kramer will serve on the Registrant’s Executive Committee.
     The Registrant does not share the sentiments expressed in Mr. Meenan’s resignation letter, but nonetheless, wishes to thank him for his years of service as a member of the Board of Directors of Registrant.
Item 9.01 Financial Statements and Exhibits.
  (c) Exhibits.

Exhibit Number	Description

99.1	Letter of resignation February 27, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP

(Registrant)
Date:	February 27, 2006
/s/ D. MICHAEL KRAMER
D. Michael Kramer President and Chief Executive Officer